Exhibit 21
Subsidiaries

NAME	STATE OR OTHER JURISDICTION OF INCORPORATION

Cintas Corporation No. 3	Nevada
Cintas Corporation No. 2	Nevada
Cintas Corporate Services, Inc.	Ohio
The Millennium Mat Company, LLC	Ohio
Grupo Cintas de Mexico S.A. de C.V.	Mexico
Cintas Cleanroom Resources de Mexico, S.A. de C.V.	Mexico
Cintas Service Transportation LLC	Ohio
Cintas C.V. Holdings, LLC	Ohio
Cintas Corporation Hong Kong Limited	Hong Kong
Cintas Wholesale First Aid LLC	Ohio
Cintas Distribution LLC	Ohio
CDS Equipment Holdings, LLC	Ohio
Cintas Netherlands Holdings C.V.	Netherlands
Cintas Macau Limited	Macau
Cintas de Honduras, S.A.	Honduras
Empresa Cintas de Mexico, S.A. de C.V.	Mexico
Ensambles de Coahuila, S.A. de C.V.	Mexico
Cintas Manufacturing LLC	Ohio
Cintas Holdings LLC	Ohio
Cintas Netherlands Holdings B.V.	Netherlands
Cintas Canada Limited	Ontario, Canada
3065521 Nova Scotia Company	Nova Scotia, Canada
3065520 Nova Scotia Company	Nova Scotia, Canada
Cintas Canada Investment Limited Partnership	Alberta, Canada
Cintas China Holding Limited	Hong Kong
Cintas (Suzhou) Enterprise Services Co., Ltd	China
3057314 Nova Scotia Company	Nova Scotia, Canada
Cintas Image Apparel Co., Ltd.	Shanghai, China
Cintas Property Holding Belgium BVBA	Belgium
Cintas (Tianjian) Enterprise Services Co., Ltd.	China
Document & Data Management Limited	England
Squirrel Storage Limited	England
Cintas Holland BV	Netherlands
Cintas Hospitality UK Limited	England
CC Shredding Holdco, LLC	Delaware
CC Dutch Shredding Holdco B.V.	Netherlands
CC Dutch Holding B.V.	Netherlands
CC Canada Holdco Limited	Canada
CC Dutch Storage B.V.	Netherlands
CC Dutch Property Holding B.V.	Netherlands
Zee Medical Distributors LLC	Ohio
Cintas (Guangzhou) Enterprise Services Co., Ltd	China
G&K Services, LLC	Minnesota
Leef Bros., LLC	South Dakota
912501 Ontario Inc.	Canada
G&K Services Co., LLC	Minnesota
Grand Rapids Coat & Apron Service, LLC	Michigan
Rental Uniform Service of Somerset, KY, LLC	Kentucky
Alltex Uniform Rental Service, LLC	New Hampshire
G&K Services Holdings, LLC	Minnesota
G&K Services Canada Inc.	Canada
Les Services G&K	Canada
3075964 Nova Scotia Company	Canada
3057965 Nova Scotia Company	Canada
G&K Limited Partnership	Canada
3305236 Nova Scotia Company	Canada